EXHIBIT 107.1

Calculation of Filing Fee Tables

Form S-8
(Form Type)

Atlas Financial Holdings, Inc.
(Exact name of registrant as specified in its charter)
Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Fee Rate	Amount of registration fee
Equity	Ordinary Voting Common Shares, $0.003 par value per share	Rules 457(c) and 457(h)	931,108	$0.37	$344,550.96	0.0000927	$31.94
Total Offering Amounts					$344,550.96		$31.94
Total Fees Offsets							—
Net Fee Dues							$31.94
(1)    Ordinary fully paid shares, par value $0.003 each per share (“Common Stock”), of Atlas Financial Holdings, Inc. (the “Registrant”) initially reserved for issuance under the Atlas Financial Holdings, Inc. 2013 Equity Incentive Compensation Plan (the “2013 Plan”) consist of 824,176 shares of Common Stock registered pursuant to a Registration Statement on Form S-8 (File No. 333-192579). Pursuant to General Instruction E on Form S-8, the registration fee is calculated with respect to the 931,108 additional shares of Common Stock being registered on this Registration Statement Form S-8 (this “Registration Statement”) only as a result of the evergreen provision of the 2013 Plan. Pursuant to such provision, the aggregate maximum number of Shares that may be issued upon the exercise or settlement of awards granted under the 2013 Plan shall equal 10% of the issued and outstanding shares of Common Stock of Atlas Financial Holdings, Inc. (the “Registrant”) at any given time. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of shares of Common Stock that may be offered or issued by reason of stock splits, stock dividends or similar transactions effected without the receipt of consideration, which results in an increase in the number of outstanding shares of Common Stock of the Registrant.
(2)    Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h) of the Securities Act. The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the $0.37 (bid) and $0.37 (ask) price of the Registrant’s Common Stock as reported on the OTC Market system on April 18, 2022, which date is within five business days prior to filing this Registration Statement.